As filed with the Securities and Exchange Commission on March 12, 1997

                            Registration No. 33-41408



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              HRE Properties, Inc.
             (Exact Name of Registrant as Specified in its Charter)

             Maryland                          6798                      04-2458042*
   (State or Other Jurisdiction    (Primary Standard Industrial       (I.R.S. Employer
of Incorporation or Organization)    Classification Code Number)   Identification Number)

                               321 Railroad Avenue
                          Greenwich, Connecticut 06830
                                  203-863-8200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------

                               Charles J. Urstadt
                      Chairman and Chief Executive Officer
                              HRE Properties, Inc.
                               321 Railroad Avenue
                          Greenwich, Connecticut 06830
                                  203-863-8200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

                                 With copies to:

                              Thomas J. Drago, Esq.
                                Coudert Brothers
                           1114 Avenue of the Americas
                             New York, NY 10036-7703

                               ------------------

* I.R.S. Employer Identification Number of HRE Properties, the predecessor to the registrant prior to the Reorganization described in Registration Statement No. 333-19113-01.

                                EXPLANATORY NOTE

         Effective March 12, 1997, HRE Properties, Inc., a Maryland corporation (the "Corporation") became the successor issuer to the common shares (the "Trust Common Shares") of HRE Properties, a Massachusetts business trust (the "Trust"). On that date, the Trust merged with and into the Corporation (the "Merger"), each issued and outstanding Trust Common Share was converted into one share of common stock of the Corporation, the separate existence of the Trust ceased, and the Corporation became the surviving entity in the Merger, succeeding to all of the rights, powers, and property of the Trust and assuming all of the liabilities, debts and obligations of the Trust.

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Act"), the Corporation, as the successor issuer to the Trust, hereby adopts the Trust's Registration Statement on Form S-8 (Commission File No. 33-41408) as its own Registration Statement for all purposes of the Act and the Securities Exchange Act of 1934, as amended.

         This Post-Effective Amendment No. 1 hereby incorporates by reference the Joint Proxy Statement/Prospectus of the Trust and the Corporation contained in Registration Statement No. 333-19113, as amended, which sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on March 12, 1997.

                                        HRE PROPERTIES, INC.

                                        By:       /s/ Charles J. Urstadt
                                                  ------------------------------
                                                  Charles J. Urstadt,
                                                  Chairman of the Board
                                                  and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Charles J. Urstadt                                      March 12, 1997
----------------------------------------------
Charles J. Urstadt
Chairman of the Board and
Chief Executive Officer


/s/ James R. Moore                                          March 12, 1997
----------------------------------------------
James R. Moore
Executive Vice President - Chief
Financial Officer


/s/ E. Virgil Conway                                        March 12, 1997
----------------------------------------------
E. Virgil Conway
Director


/s/ Robert R. Douglass                                      March 12, 1997
----------------------------------------------
Robert R. Douglass
Director


/s/ Peter Herrick                                           March 12, 1997
----------------------------------------------
Peter Herrick
Director


/s/ George H.C. Lawrence                                    March 12, 1997
----------------------------------------------
George H.C. Lawrence
Director


/s/ Paul D. Paganucci                                       March 12, 1997
----------------------------------------------
Paul D. Paganucci
Director


/s/ James O. York                                           March 12, 1997
----------------------------------------------
James O. York
Director

                                                          INDEX TO EXHIBITS


Exhibits.


5.1         Form of opinion of Miles & Stockbridge, a professional corporation                            Filed Herewith
            (including consent).

23.1        Consent of Arthur Andersen LLP.                                                               Filed Herewith

23.2        Consent of Miles & Stockbridge, a professional corporation (included in                       Filed Herewith
            Exhibit 5.1).

